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NEWS ANNOUNCEMENT

DATE:             September 21, 2005

CONTACT:          Susan J. Cooke

TO:               News Media

RELEASE DATE:     Immediate


                          COASTAL FINANCIAL CORPORATION
                     ANNOUNCES APPOINTMENT OF NEW DIRECTORS

Myrtle Beach, South Carolina, (September 21, 2005). Coastal Financial Corporation (Nasdaq: CFCP) today announced that the Corporation's Board of Directors, at a meeting held on September 21, 2005, appointed William O. Marsh, President of Palmetto Chevrolet, and W. Cecil Worsley, III, President and Chief Executive Officer of The Worsley Companies, to its Board of Directors. Messrs. Marsh and Worsley have been appointed to terms expiring in 2006 and 2008, respectively.

Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation, said, "Our continued growth and development over the years is the result of many things, not the least of which is an exceptional Board of Directors. We are extremely pleased to announce the addition of Bill and Cecil to our Board and look forward to the unique experience, insight and leadership they will bring."

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with $1.5 billion in assets, is a federally chartered and FDIC insured Community bank with nineteen offices serving the Communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Retirement, Estate and Tax Planners, Inc. offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.

STOCK TRADING INFORMATION

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol "CFCP." For information, contact Raymond James Financial Services at 1-843-918-7600.



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DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

SHAREHOLDER SERVICES

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

INVESTOR RELATIONS

Analysts, investors and others seeking financial information should contact:

      Susan J. Cooke - Senior Vice President and Secretary
      Coastal Financial Corporation
      2619 Oak Street
      Myrtle Beach, South Carolina  29577
      (843) 205-2676

FORWARD LOOKING STATEMENTS

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent Coastal Financial Corporation's (the "Company") expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in certain forward-looking statements include the timing and amount of revenues that may be recognized by the Company, continuation of current revenue and expense trends (including trends affecting charge-offs), absence of unforeseen changes in the Company's markets, legal and regulatory changes, and general changes in the economy (particularly in the markets served by the Company). Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the Company or on its behalf. The Company disclaims any obligation to update such forward-looking statements.

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